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                                                                     Exhibit 8.1



                              November 18, 1999


OpenROUTE Networks, Inc.
Nine Technology Drive
Westborough, MA   01581

Ladies and Gentlemen:


     We refer to the Agreement and Plan of Merger, as amended (the "Agreement"), dated as of September 30, 1999 and amended as of November 9, 1999, between Netrix Corporation, a Delaware corporation ("Netrix"), and OpenROUTE Networks, Inc., a Massachusetts corporation ("OpenROUTE"), which provides for the merger (the "Merger") of OpenROUTE with and into Netrix, with Netrix as the surviving corporation (the "Surviving Corporation"), and the common stockholders of OpenROUTE becoming stockholders of Netrix, all on the terms and conditions therein set forth, the time at which the Merger becomes effective being hereinafter referred to as the "Effective Time." Capitalized terms used but not defined herein have the meanings specified in the Agreement.

     As special tax counsel to OpenROUTE with respect to the Merger, we have been asked to provide our opinions with respect to certain tax aspects of the Merger described in Section 6(b)(vii) of the Agreement, the receipt of which opinions is a condition of OpenROUTE's obligation to consummate the Merger.

     As provided in the Agreement, at the Effective Time, by reason of the
Merger: (i) each issued and outstanding share of common stock, par value $.01 per share, of OpenROUTE ("OpenROUTE Common Stock") shall be converted solely into one validly issued, fully paid and nonassessable share of common stock, par value $.05 per share, of Netrix ("Netrix Common Stock"), with cash paid in lieu of fractional shares of Netrix Common Stock, and (ii) each share of OpenROUTE Common Stock that is owned by OpenROUTE as treasury stock shall be canceled and no Netrix Common Stock or other consideration shall be delivered in exchange therefor. All such shares of OpenROUTE Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive (i) certificates representing the number of whole shares of Netrix Common Stock into
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which such shares have been converted and (ii) cash in lieu of a fractional share of Netrix Common Stock.

     The Merger and the Agreement are more fully described in the Registration Statement on Form S-4 (the "Registration Statement") relating to the registration of shares of Netrix Common Stock, which has been filed by Netrix with the Securities and Exchange Commission ("Commission") pursuant to the Securities act of 1933, as amended ("Securities Act"). The Registration Statement includes the Joint Proxy Statement/Prospectus (the "Prospectus") of Netrix and OpenROUTE.

     In rendering the opinions expressed below, we have relied upon the accuracy and completeness of the facts, information and representations and the covenants contained in the Agreement, the Registration Statement, the Prospectus and such other documents as we have deemed relevant and necessary (including, without limitation, those described above). Such opinions are conditioned, among other things, not only upon such accuracy and completeness as of the date hereof, but also the continuing accuracy and completeness thereof as of the Effective Time. Moreover, we have assumed the absence of any change to any of such instruments between the date thereof and the Effective Time.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with original documents of all copies submitted to us for our examination. We have further assumed that: (i) the transactions related to the Merger or contemplated by the Agreement will be consummated (A) in accordance with the Agreement and (B) as described in the Prospectus; (ii) the Merger will qualify as a statutory merger under the corporation laws of the Commonwealth of Massachusetts and the State of Delaware; and (iii) as of the date hereof, and as of the Effective Time (as if made as of the Effective Time), the written statements made by executives of Netrix and OpenROUTE contained in the Netrix Tax Certificate and OpenROUTE Tax Certificate, respectively, each dated on or about the date hereof, are and will be accurate in all respects, and neither Netrix nor OpenROUTE will have provided written notification prior to the Effective Time that a statement made in the Netrix Tax Certificate or OpenROUTE Tax Certificate, respectively, is no longer true.

     Our opinions are based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code'), the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, all to the date hereof, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect, the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Furthermore, the opinions expressed below may not be applicable to OpenROUTE shareholders who or which, for United States federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, who acquired their OpenROUTE Common Stock
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Open Route Networks, Inc.
November 18, 1999
Page 3

pursuant to the exercise of employee stock options or otherwise as compensation or who are subject to special or differing treatment under the Code because of the shareholder's tax status, individual circumstances or other factors unrelated to the Merger.

     Based upon and subject to the foregoing, we are of the opinion that, for federal income tax purposes:

        (1)  the Merger will constitute a "reorganization" within the meaning of
Section 368(a) of the Code, and Netrix and OpenROUTE will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

        (2) no gain or loss will be recognized by Netrix or OpenROUTE as a result of the Merger;

        (3) no gain or loss will be recognized by the shareholders of OpenROUTE on the receipt in the Merger of Netrix Common Stock (except for any income, gain or loss attributable to cash, if any, received in lieu of fractional shares) solely in exchange for OpenROUTE Common Stock;

        (4) the adjusted tax basis of the Netrix Common Stock to be received by the OpenROUTE shareholders in the Merger will be the same as the adjusted tax basis of the OpenROUTE Common Stock surrendered in exchange therefor, except for any portion of the basis in the OpenROUTE Common Stock that is allocable to any fractional shares for which cash is received; and

        (5) the holding period for shares of Netrix Common Stock received in exchange for shares of OpenROUTE Common Stock pursuant to the Merger will include the holder's holding period for such shares of OpenROUTE Common Stock, provided such shares of OpenROUTE Common Stock were held as capital assets by the holder at the Effective Time.

     In addition, reference is made to the statements in the Prospectus under the caption "The Merger -- Material Federal Income Tax Consequences of the Merger," which have been prepared or reviewed by us. It is our opinion that such statements, to the extent constituting a discussion of matters of federal income tax law or legal conclusions with respect thereto, are true and correct in all material respects.

     Except as expressly set forth above, you have not requested, and we do not herein express, any opinion concerning the tax consequences of, or any other matters related to, the Merger.
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Open Route Networks, Inc.
November 18, 1999
Page 4

     This opinion is provided to, and may be relied upon by, you only. Without our prior consent, it may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any other person, firm, governmental
authority or entity whatsoever.    We consent to the use of this opinion as an
exhibit to the Registration Statement and to the use of our name in the Prospectus, which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                              Very truly yours,

                              /s/ SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                              SWIDLER BERLIN SHEREFF FRIEDMAN, LLP